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HANSEN, BARNETT & MAXWELL, P.C.
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS                 Registered with the Public Company
              AND                                 Accounting Oversight Board
     BUSINESS CONSULTANTS
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
      Fax: (801) 532-7944
        www.hbmcpas.com




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cirtran Corporation

As independent registered public accountants, we hereby consent to the use of our report dated April 16, 2007, with respect to the consolidated financial statements of Cirtran Corporation, in the Registration Statement of Cirtran Corporation on Form S-8 relating to the registration of 50,000,000 shares of common stock.



                                            /s/ HANSEN, BARNETT & MAXWELL, P.C.
                                            HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 2, 2007









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